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Exhibit 10.7(a)

BIDZ.COM, INC.
INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of            ,             , by and between BIDZ.COM, Inc., a Delaware corporation (the "Company"), and                        (the "Indemnitee").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

        WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and Bylaws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification; and

        WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

        WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee's duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter; and

        WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Certificate of Incorporation and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

        NOW THEREFORE, in consideration of Indemnitee's continued service as a director or officer of the Company, the parties hereto agree as follows:

        1.    Service by Indemnitee.    Indemnitee will serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee's ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

        2.    Definitions.    For purposes of this Agreement:

          (a)   "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

          (b)   "Enterprise" means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

          (b)   "Expenses" includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, including, but not limited to, all reasonable attorneys' fees, retainers and disbursements and advances thereon, court costs, transcript costs, fees of experts, witness fees and expenses, fees and expenses of accountants and other advisors, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in, a Proceeding, and any expenses of establishing a right to indemnification under Sections 9, 11 and 13 hereof but shall not include amounts paid in settlement by or on behalf of Indemnitee or the amount of judgments or fines against Indemnitee.

          (c)   "Independent Counsel" means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

          (d)   "Proceeding" includes any threatened, pending or completed investigation (other than internal investigations of the conduct of the Company employees), action, suit or other proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee was, is, may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

        3.    Indemnification.    The Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL and the Certificate of Incorporation and Bylaws of the Company in effect on the date hereof or as such law or the Certificate of Incorporation and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law and the Certificate of Incorporation and Bylaws permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

          (a)   if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

          (b)   on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or similar provisions of any federal, state or local statutory law;

          (c)   in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated or brought voluntarily by Indemnitee and not by way of defense, except a judicial proceeding or arbitration pursuant to Section 11 hereof to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board;

          (d)   with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board, except as provided in Sections 5, 6 and 7 below; or

          (e)   for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement of the Company or any other company or organization on whose Board Indemnitee serves at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, bylaw or agreement.

        4.    Action or Proceedings Other than an Action by or in the Right of the Company.    Except as limited by Section 3 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified against all judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        5.    Indemnity in Proceedings by or in the Name of the Company.    Except as limited by Section 3 above, Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 5, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Expenses which the court shall deem proper.

        6.    Indemnification for Costs, Charges and Expenses of Successful Party.    Notwithstanding the limitations of Section 3(e), 4 and 5 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding (including an action, suit or proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

        7.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the judgments, fines, amounts paid in settlement by or on behalf of Indemnitee or Expenses actually and reasonably incurred in connection with any Proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such judgments, fines, amounts paid in settlement by or on behalf of Indemnitee and Expenses actually and reasonably incurred to which Indemnitee is entitled.

        8.    Indemnification for Expenses of a Witness.    Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee's behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee's service as a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust), in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

        9.    Procedure for Determination of Entitlement to Indemnification.

          (a)   To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information which is reasonably necessary for such determination and which is reasonably available to Indemnitee. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 9(b) that Indemnitee has made such request for indemnification.

          (b)   Upon written request by Indemnitee for indemnification pursuant to Sections 4, 5, 6, 7 or 8 the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Company. Such determination of entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of a written request for indemnification. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) incurred by

  Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company to the extent allowed by applicable law (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (c)   If the determination of entitlement is made by Independent Counsel pursuant to Section 9(b) hereof, the Independent Counsel shall be selected by the Board. If, within twenty (20) days after submission by Indemnitee of a written request for Indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and approved, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The Company shall pay, to the extent permitted by law, any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed.

        10.    Presumptions and Effect of Certain Proceedings.

          (a)   Upon making a request for indemnification in accordance with Section 9(a), Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered or selected under Section 9 to determine whether Indemnitee is entitled to indemnification shall have failed to make the requested determination with respect to indemnification within sixty (60) calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification.

          (b)   The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

          (c)   For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

        11.    Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses.    In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if Expenses are not paid pursuant to Section 16, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee's option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 9 or 10 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Sections 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

        12.    Non-Exclusivity; Other Rights to Indemnification.    Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted to by such Indemnitee in his capacity as a director, officer, employee or agent of the Company, or as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust which Indemnitee is or was serving at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

        13.    Expenses to Enforce Agreement.    In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

        14.    Continuation of Indemnity.    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) of the Company and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

        15.    Notification and Defense of Claim.    Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof; but delay in so notifying the Company shall not constitute a waiver or release by Indemnitee or of any rights hereunder. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

          (a)   The Company shall be entitled to participate therein at its own expense; and

          (b)   Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

          (c)   If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

        16.    Payment of Expenses.    Notwithstanding any other provision of this Agreement, to the extent allowed by applicable law, the Company shall pay, at the request of Indemnitee, all reasonable Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding, each such payment to be made within twenty (20) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee's entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee's undertaking to reimburse any such amounts is not required to be secured, unless otherwise required by the Board.

        17.    Insurance.    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

        18.    Subrogation.    Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

        19.    Severability; Prior Indemnification Agreements.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

        20.    Enforcement.

          (a)   The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a [director] [officer] [officer and director] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a [director] [officer] [officer and director] of the Company.

          (b)   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder

        21.    Notices.    All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when (i) delivered personally or by messenger (including air courier), or (ii) by the mailing of such notice to the party entitled thereto, registered or certified mail, postage prepaid to the parties at the following addresses (or to such other addresses designated in writing by one party to the other):

(a)	If to Indemnitee, to:

(b)	If to the Company, to:	BIDZ.com, Inc. 3562 Eastham Drive Culver City, CA 90232

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

        22.    Contribution.    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

        23.    Miscellaneous.

          (a)    Governing Law.    This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

          (b)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

          (c)    No Construction as Employment Agreement.    This agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company.

          (d)    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          (e)    Headings; References; Pronouns.    The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

BIDZ.com, Inc.
By:
Name: Title:
INDEMNITEE
Name: Address:

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

        I                        , agree to reimburse BIDZ.com, Inc. ("the Company") for all expenses paid to me by the Company for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.

Signature

Typed Name

Office

CALIFORNIA ) ss:

        Before me                        , on this day personally appeared                        , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

        GIVEN under my hand and official seal at            , CA, this            day of                        , 200 .

Notary Public

My commission expires:

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  Exhibit 10.7(a)
BIDZ.COM, INC. INDEMNITY AGREEMENT